Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1489

Industrial Logistics Properties Trust Announces First Quarter 2018 Results
First Quarter Net Income of $0.31 Per Share
First Quarter Cash Basis NOI Increased by 1.7%
Completed IPO for Net Proceeds of Approximately $444 Million

Newton, MA (April 27, 2018): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter ended March 31, 2018. ILPT was formed in 2017 as a wholly owned subsidiary of Select Income REIT (Nasdaq: SIR). On January 17, 2018, ILPT sold approximately 30.8% of its common shares in an initial public offering, or the IPO, and became a separate public company. For periods prior to January 17, 2018, ILPT’s historical results of operations and financial position have been derived from the financial statements of SIR and may not be comparable to future results. SIR currently owns 69.2% of ILPT's outstanding common shares.

John Popeo, President and Chief Operating Officer of ILPT, made the following statement:

"We are pleased to report our operating results for the first quarter of 2018. During the quarter, we entered new and renewal leases for approximately 296,000 square feet at our properties in Hawaii, resulting in weighted average rental rates that were approximately 46% higher than prior rental rates for the same space. Also, we are optimistic that current industrial market dynamics, primarily driven by growth in e-commerce, will translate into more demand for our existing U.S. mainland industrial portfolio when leases expire, which could result in additional internal growth. We continue to operate with low debt leverage and have significant capacity under our revolving credit facility. We believe this will allow us to fund potential acquisitions with low cost debt for the next several quarters."

Results for the Quarter Ended March 31, 2018:

Net income for the quarter ended March 31, 2018 was $19.2 million, or $0.31 per diluted share, compared to $20.4 million for the same quarter last year. Normalized funds from operations, or Normalized FFO, for the quarter ended March 31, 2018 were $26.1 million, or $0.42 per diluted share, compared to $29.6 million for the same quarter last year.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and to Normalized FFO for the quarters ended March 31, 2018 and 2017 appear later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Leasing, Occupancy and Same Property Results:

During the quarter ended March 31, 2018, ILPT entered lease renewals and new leases for approximately 296,000 square feet, which resulted in weighted average (by square feet) rental rates that were approximately 45.9% higher than prior rental rates for the same space and a weighted average (by square feet) lease term of 30.3 years. Commitments for leasing capital and concessions for these leases totaled approximately $68,000, or approximately $0.01 per square foot per lease year.

As of March 31, 2018, 99.9% of ILPT’s total rentable square feet was leased, compared to 99.9% as of December 31, 2017 and 99.6% as of March 31, 2017. Cash basis net operating income, or Cash Basis NOI, increased 1.7% for the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017, primarily as a result of contractual rent increases and leasing activity at ILPT's properties in Hawaii since January 1, 2017, partially offset by rent reserves, and insurance proceeds received in the prior year.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI for the quarters ended March 31, 2018 and 2017 appear later in this press release.

Recent Financing Activities:

On January 17, 2018, ILPT completed the IPO, in which it issued 20,000,000 of its common shares for net proceeds of approximately $444.3 million, after deducting the underwriting discounts and commissions and expenses. Upon the closing of the IPO, ILPT used substantially all of the net proceeds from the IPO to reduce amounts outstanding under its revolving credit facility.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, John Popeo, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss ILPT’s first quarter 2018 financial results.

The conference call telephone number is (877) 270-2148. Participants calling from outside the United States and Canada should dial (412) 902-6510. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, May 4, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10118565.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT's website, which is located at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT's website about five minutes before the call. The archived webcast will be available for replay on ILPT's website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s first quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s First Quarter 2018 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

Industrial Logistics Properties Trust is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, FFO and Normalized FFO and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER ILPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, ILPT IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON ILPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY ILPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. POPEO'S STATEMENTS IN THIS PRESS RELEASE REGARDING OPTIMISM ABOUT MARKET DYNAMICS AND GROWTH IN E-COMMERCE AND RESULTING DEMAND FOR ILPT’S MAINLAND INDUSTRIAL PORTFOLIO AND INTERNAL GROWTH ARE SUBJECT TO VARIOUS RISKS, INCLUDING INDUSTRIAL MARKET CONDITIONS OVER WHICH ILPT HAS NO CONTROL. ACCORDINGLY, ILPT MAY NOT BE ABLE TO ACHIEVE ITS INTERNAL GROWTH AND EXPANSION GOALS; AND

•
MR. POPEO’S STATEMENT REGARDING THE USE OF LOW COST DEBT TO FUND POTENTIAL ACQUISITIONS MAY IMPLY THAT SUCH ACQUISITIONS WILL OCCUR. IN FACT, ANY POTENTIAL ACQUISITION WOULD BE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE SATISFIED. AS A RESULT, ANY POTENTIAL ACQUISITION MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE. FURTHER, ILPT MAY CHOOSE NOT TO FUND ANY POTENTIAL ACQUISITION WITH DEBT.

THE INFORMATION CONTAINED IN ILPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN ILPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ILPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY ILPT’S FORWARD LOOKING STATEMENTS. ILPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, ILPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$34,809	$33,870
Tenant reimbursements and other income	5,796	5,570
Total revenues	40,605	39,440

Expenses:
Real estate taxes	4,585	4,339
Other operating expenses	3,545	2,732
Depreciation and amortization	6,873	6,811
General and administrative	2,574	4,636
Total expenses	17,577	18,518

Operating income	23,028	20,922

Interest income	13	—
Interest expense (including net amortization of debt issuance costs and premiums of $311 and ($73), respectively)	(3,802)	(555)
Income before income tax expense	19,239	20,367
Income tax expense	(7)	(11)
Net income	$19,232	$20,356

Weighted average common shares outstanding - basic and diluted	61,445	45,000

Net income per common share - basic and diluted	$0.31	$0.45

Industrial Logistics Properties Trust

Funds from Operations and Normalized Funds from Operations (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended March 31,
		2018	2017

Net income		$19,232	$20,356
Plus:	depreciation and amortization	6,873	6,811
FFO		26,105	27,167
Plus:	estimated business management incentive fees (2)	—	2,409
Normalized FFO		$26,105	$29,576

Weighted average common shares outstanding - basic and diluted		61,445	45,000

FFO per common share - basic and diluted		$0.42	$0.60
Normalized FFO per common share - basic and diluted		$0.42	$0.66

(1)      ILPT calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to ILPT. ILPT’s calculation of Normalized FFO differs from Nareit’s definition of FFO because ILPT includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. ILPT considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. ILPT believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to qualify for taxation as a REIT, limitations in ILPT’s credit agreement, the availability to ILPT of debt and equity capital, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in ILPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than ILPT does.

(2)
Incentive fees under ILPT's and SIR’s business management agreements with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined in the respective agreements, and are included in general and administrative expense in ILPT's condensed consolidated statements of income. In calculating net income in accordance with GAAP, ILPT recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although ILPT recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, ILPT does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO for the three months ended March 31, 2017 excludes $2,409, which represents the portion of SIR's estimated business management incentive fee allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1) (2)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Calculation of NOI and Cash Basis NOI:
Rental income	$34,809	$33,870
Tenant reimbursements and other income	5,796	5,570
Real estate taxes	(4,585)	(4,339)
Other operating expenses	(3,545)	(2,732)
NOI	32,475	32,369
Non-cash straight line rent adjustments included in rental income (3)	(1,194)	(1,470)
Lease value amortization included in rental income (3)	(102)	(96)
Non-cash amortization included in other operating expenses (4)	—	(138)
Cash Basis NOI	$31,179	$30,665

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$19,232	$20,356
Income tax expense	7	11
Income before income tax expense	19,239	20,367
Interest expense	3,802	555
Interest income	(13)	—
Operating income	23,028	20,922

General and administrative	2,574	4,636
Depreciation and amortization	6,873	6,811
NOI	32,475	32,369

Non-cash straight line rent adjustments included in rental income (3)	(1,194)	(1,470)
Lease value amortization included in rental income (3)	(102)	(96)
Non-cash amortization included in other operating expenses (4)	—	(138)
Cash Basis NOI	$31,179	$30,665

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. ILPT considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of ILPT’s properties. ILPT uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and ILPT believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of ILPT’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or operating income as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in ILPT’s condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

(2)	For the three months ended March 31, 2018 and 2017, ILPT's consolidated results are equal to its same property results.

(3)   ILPT reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(4)
The amount for the three months ended March 31, 2017 represents the portion of SIR's non-cash amortization included in other operating expenses allocated to ILPT for the period during which ILPT was SIR's wholly owned subsidiary.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$642,706	$642,706
Buildings and improvements	701,433	700,896
	1,344,139	1,343,602
Accumulated depreciation	(79,092)	(74,614)
	1,265,047	1,268,988
Acquired real estate leases, net	76,475	79,103
Cash and cash equivalents	19,847	—
Rents receivable, including straight line rents of $51,371 and $50,177, respectively, net of allowance for doubtful accounts of $659 and $1,241, respectively	52,787	51,672
Debt issuance costs, net	5,538	1,724
Deferred leasing costs, net	5,065	5,254
Due from related persons	4,133	—
Other assets, net	4,343	4,942
Total assets	$1,433,235	$1,411,683

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$302,000	$750,000
Mortgage note payable, net	49,369	49,427
Assumed real estate lease obligations, net	19,861	20,384
Accounts payable and other liabilities	11,056	11,082
Rents collected in advance	8,426	5,794
Security deposits	5,730	5,674
Due to related persons	3,965	7,114
Total liabilities	400,407	849,475

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,005,000 and 45,000,000 shares issued and outstanding, respectively	650	450
Additional paid in capital	997,677	546,489
Cumulative net income	34,501	15,269
Total shareholders' equity	1,032,828	562,208
Total liabilities and shareholders' equity	$1,433,235	$1,411,683

(END)